EXHIBIT 17.3

                               RESIGNATION LETTER

To whom it may concern:

         Effective immediately, the undersigned hereby resigned from all positions as an officer or director of Nanoscience Technologies, Inc., a Nevada corporation (the "Company"). Such resignation was not the result of any disagreement between the Company and the undersigned.


Date: December 6, 2006           /s/ Albert Passner
                                 -----------------------------------------------
                                 Albert Passner




                                      -7-